As filed with the Securities and Exchange Commission on August 7, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GILEAD SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3047598 (I.R.S. Employer Identification No.)

333 Lakeside Drive

Foster City, California 94404

(Address of Principal Executive Offices, Zip Code)

Gilead Sciences, Inc. Employee Stock Purchase Plan

Gilead Sciences, Inc. International Employee Stock Purchase Plan

(Full title of the plan)

Deborah H. Telman

Executive Vice President, Corporate Affairs, General Counsel and Corporate Secretary

333 Lakeside Drive

Foster City, California 94404

(650) 574-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Ronald O. Mueller, Esq.
Gibson, Dunn & Crutcher LLP
1050 Connecticut Avenue, NW
Washington, DC 20036
(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Gilead Sciences, Inc. (the “Registrant”), relating to the registration of 25,000,000 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), issuable to eligible persons under the Gilead Sciences Inc. Employee Stock Purchase Plan (the “Domestic Plan”) and the Gilead Sciences, Inc. International Employee Stock Purchase Plan (the “International Plan” and, together with the Domestic Plan, the “Plans”). The Plans share the same pool of authorized shares of Common Stock such that the issuance of a share of Common Stock under one of the Plans reduces the number of shares available for issuance under both Plans.

The contents of the Registrant’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on November 4, 2015 (Commission File No. 333-207813), together with all exhibits filed therewith or incorporated therein by reference, is hereby incorporated by reference pursuant to General Instruction E to Form S-8, and the Common Stock registered hereunder are in addition to the Common Stock registered on such registration statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on May 9, 2019).

4.2	Amended and Restated Bylaws of the Registrant, as amended and restated as of February 6, 2023 (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on February 6, 2023).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	Gilead Sciences, Inc. Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K, filed on May 5, 2023).

99.2	Gilead Sciences, Inc. International Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed on May 5, 2023).

107.1*	Filing Fee Table.

*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foster City, State of California, on August 7, 2023.

GILEAD SCIENCES, INC.

By:	/s/ Daniel P. O’Day
Name:	Daniel P. O’Day
Title:	Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Daniel P. O’Day, Deborah H. Telman and Andrew D. Dickinson, and each of them, as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution in each of them singly, for him or her and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Daniel P. O’Day	Chairman and Chief Executive Officer	August 7, 2023
Daniel P. O’Day	(Principal Executive Officer)

/s/ Andrew D. Dickinson	Chief Financial Officer	August 7, 2023
Andrew D. Dickinson	(Principal Financial Officer)

/s/ Sandra Patterson	Senior Vice President, Controllership	August 7, 2023
Sandra Patterson	(Principal Accounting Officer)

/s/ Kevin E. Lofton	Lead Independent Director	August 7, 2023
Kevin E. Lofton

/s/ Jacqueline K. Barton	Director	August 7, 2023
Jacqueline K. Barton, PhD

/s/ Jeffrey A. Bluestone	Director	August 7, 2023
Jeffrey A. Bluestone, PhD

/s/ Sandra J. Horning	Director	August 7, 2023
Sandra J. Horning, MD

/s/ Kelly A. Kramer	Director	August 7, 2023
Kelly A. Kramer

/s/ Harish Manwani	Director	August 7, 2023
Harish Manwani

/s/ Javier J. Rodriguez	Director	August 7, 2023
Javier J. Rodriguez

/s/ Anthony Welters	Director	August 7, 2023
Anthony Welters